Exhibit 32.2

Certification Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SUPERVALU INC. (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the quarter ended June 16, 2007, fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Dated: July 26, 2007	/s/ PAMELA K. KNOUS
Pamela K. Knous Executive Vice President and Chief Financial Officer (principal financial and accounting officer)